Contact:   610-337-1000                         For Release:   July 27, 2005
           Robert W. Krick, ext. 3141                          Immediate
           Brenda A. Blake, ext. 3202


AMERIGAS PARTNERS REPORTS THIRD QUARTER RESULTS, AFFIRMS GUIDANCE

VALLEY FORGE, Pa., July 27 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a seasonal loss for the Partnership's third fiscal quarter ended June 30, 2005 of $17.7 million, or $0.31 per limited partner unit, excluding a loss on the early extinguishment of debt resulting from the previously-announced refinancing of long-term debt, compared to a loss of $24.1 million or $0.45 per limited partner unit, in the same period last year. Including the loss on the early extinguishment of debt of $33.6 million, or $0.62 per limited partner unit, the third quarter net loss was $51.3 million, or $0.93 per limited partner unit.

For the three months ended June 30, 2005, retail volumes sold increased to 181.9 million gallons from 175.2 million gallons sold in the prior-year period on colder weather and as a result of acquisitions and internal growth. Nationally, weather was 4.9% warmer than normal in the 2005 period compared to weather that was 8.0% warmer than normal in the prior-year period according to the National Oceanic and Atmospheric Administration. Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $19.9 million, excluding the loss on extinguishment of debt of $33.6 million, in the fiscal 2005 period compared to $16.1 million a year ago. EBITDA including the loss on the early extinguishment of debt was a loss of $13.7 million.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "Although we were pleased to see our growth initiatives improve sales volumes this quarter, it was another difficult quarter for our customers who continued to experience record high prices resulting from record high propane product costs. As in all energy markets, we continue to feel the effects of price-induced customer conservation."

Revenues for the quarter were $349.5 million versus $315.1 million a year ago, principally reflecting higher propane product costs resulting from, among other things, higher crude oil and natural gas prices. Total margin increased principally as a result of higher retail volumes sold at higher average unit margins. The increase in operating expenses in the most recent quarter was due to higher vehicle fuel costs, higher general insurance costs and increased performance-based compensation expense.

                                   -- MORE --

AMERIGAS PARTNERS REPORTS THIRD QUARTER RESULTS, AFFIRMS GUIDANCE         PAGE 2


AmeriGas expects to report EBITDA for its fiscal year ending September 30, 2005 within the range of $245 million to $255 million for the year, excluding the loss of $33.6 million on the early extinguishment of debt resulting from the refinancing. The refinancing of a portion of the debt has lowered annual interest expense meaningfully and extended the maturity of the debt by several years. The forecasted EBITDA includes a $9.1 million pre-tax gain on the sale of Atlantic Energy as previously reported.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from over 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 46% of the Partnership and individual unitholders own the remaining 54%.

AmeriGas Partners, L. P. will host its third quarter FY 2005 earnings conference call on Wednesday, July 27, 2005, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 5244555 (International replay 719-457-0820, passcode
5244555) through July 31, 2005.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/3Q05FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

AP-13                                  ###                               7/27/05

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                     Three Months Ended         Nine Months Ended             Twelve Months Ended
                                                           June 30,                    June 30,                     June 30,
                                                           --------                    --------                     --------
                                                     2005            2004        2005 (a)      2004          2005 (a)         2004
                                                     ----            ----        --------      ----          --------         ----
Revenues:
         Propane                                 $   315,992   $   282,510    $ 1,497,120   $ 1,359,913   $ 1,776,907   $ 1,599,054
         Other                                        33,477        32,597        106,833       103,102       139,931       134,672
                                                 -----------   -----------    -----------   -----------   -----------   -----------
                                                     349,469       315,107      1,603,953     1,463,015     1,916,838     1,733,726
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Costs and expenses:
         Cost of sales - propane                     194,744       169,095        946,794       800,514     1,118,582       934,139
         Cost of sales - other                        14,231        14,923         43,083        43,203        56,817        57,939
         Operating and administrative
                expenses (b)                         124,698       118,125        392,411       381,283       512,201       495,712
         Depreciation                                 16,889        18,670         51,824        55,563        71,729        74,160
         Amortization                                  1,332         1,298          4,145         3,876         5,413         5,091
         Other (income), net                          (4,070)       (3,011)       (21,526)      (10,949)      (22,321)      (13,336)
                                                 -----------   -----------    -----------   -----------   -----------   -----------
                                                     347,824       319,100      1,416,731     1,273,490     1,742,421     1,553,705
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Operating income (loss)                                1,645        (3,993)       187,222       189,525       174,417       180,021
Loss on extinguishment of debt                       (33,602)           --        (33,602)           --       (33,602)           --
Interest expense                                     (19,722)      (20,516)       (60,958)      (62,818)      (81,315)      (83,962)
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Income (loss) before income taxes                    (51,679)      (24,509)        92,662       126,707        59,500        96,059
Income tax benefit (expense)                             324           237         (1,809)         (391)       (1,687)       (1,382)
Minority interests                                        79           140         (1,616)       (1,649)       (1,389)       (1,426)
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Net income (loss)                                $   (51,276)  $   (24,132)   $    89,237   $   124,667   $    56,424   $    93,251
                                                 ===========   ===========    ===========   ===========   ===========   ===========
General partner's interest in net income
        (loss) (c)                               $      (513)  $      (241)   $       892   $     6,448   $       564   $       933
                                                 ===========   ===========    ===========   ===========   ===========   ===========
Limited partners' interest in net income
        (loss) (c)                               $   (50,763)  $   (23,891)   $    88,345   $   118,219   $    55,860   $    92,318
                                                 ===========   ===========    ===========   ===========   ===========   ===========
Net income per limited partner unit (c):
         Basic                                   $     (0.93)  $     (0.45)   $      1.62   $      2.25   $      1.03   $      1.76
                                                 ===========   ===========    ===========   ===========   ===========   ===========
         Diluted                                 $     (0.93)  $     (0.45)   $      1.62   $      2.24   $      1.02   $      1.75
                                                 ===========   ===========    ===========   ===========   ===========   ===========
Average limited partner units outstanding:

         Basic                                        54,493        53,188         54,487        52,635        54,484        52,559
                                                 ===========   ===========    ===========   ===========   ===========   ===========
         Diluted                                      54,493        53,188         54,541        52,708        54,544        52,639
                                                 ===========   ===========    ===========   ===========   ===========   ===========
SUPPLEMENTAL INFORMATION:
         Retail gallons sold (millions)                181.9         175.2          857.5         883.6       1,033.0       1,058.5
         EBITDA (d) (e)                          $   (13,657)  $    16,115    $   207,973   $   247,315   $   216,568   $   257,846
         Distributable cash (d)                       (3,751)       (7,400)       165,098       169,371       145,357       153,346
         Capital expenditures:
              Maintenance capital expenditures         3,974         2,999         15,519        15,126        23,498        20,538
              Growth capital expenditures             11,095        10,004         34,619        29,486        43,684        33,695

(a) Net income and net income per limited partner unit for the nine- and twelve-month periods ended June 30, 2005 include a gain of $7,107 and $0.13, respectively, recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) Included in operating and administrative expenses during the twelve-month period ended June 30, 2004 are $3,756 of costs associated with the management realignment announced in June 2003.

(c) Effective April 2004, the Partnership adopted Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6"), which results in the calculation of net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.10) for the nine months ended June 30, 2004.

         (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

         (continued)

(d) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

         Management defines distributable cash as EBITDA less interest expense, maintenance capital expenditures and losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definition of distributable cash may be different from that used by other entities.

         The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                          Three Months Ended              Nine Months Ended             Twelve Months Ended
                                                June 30,                         June 30,                     June 30,
                                                --------                         --------                     --------
                                          2005          2004            2005             2004            2005            2004
                                          ----          ----            ----             ----            ----            ----
Net income (loss)                     $ (51,276)      $ (24,132)      $  89,237       $ 124,667       $  56,424       $  93,251
Interest expense                         19,722          20,516          60,958          62,818          81,315          83,962
Income tax (benefit) expense               (324)           (237)          1,809             391           1,687           1,382
Depreciation                             16,889          18,670          51,824          55,563          71,729          74,160
Amortization                              1,332           1,298           4,145           3,876           5,413           5,091
                                      ---------       ---------       ---------       ---------       ---------       ---------
EBITDA                                  (13,657)         16,115         207,973         247,315         216,568         257,846
Interest expense                        (19,722)        (20,516)        (60,958)        (62,818)        (81,315)        (83,962)
Maintenance capital expenditures         (3,974)         (2,999)        (15,519)        (15,126)        (23,498)        (20,538)
Loss on extinguishment of debt           33,602              --          33,602              --          33,602              --
                                      ---------       ---------       ---------       ---------       ---------       ---------
Distributable cash                    $  (3,751)      $  (7,400)      $ 165,098       $ 169,371       $ 145,357       $ 153,346
                                      =========       =========       =========       =========       =========       =========

(e) The following table includes a reconciliation of forecasted net income to forecasted EBITDA for the fiscal year ending September 30, 2005:

                                 Forecast
                                  Fiscal
                                   Year
                                  Ending
                              September 30,
                                   2005
                                   ----
                               (in thousands)
Net income (estimate)            $ 60,000*
Interest expense (estimate)        80,000
Income taxes (estimate)             2,000
Depreciation (estimate)            69,000
Amortization (estimate)             5,000
                                 --------
EBITDA (estimate)                $216,000
                                 ========

* Forecasted net income includes a pre-tax gain of $9,135 on the previously reported sale of AmeriGas' 50% interest in Atlantic Energy, Inc. and includes the loss of $33,602 resulting from the loss on extinguishment of debt as a result of the previously announced refinancing of long-term debt.

                                       2